UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: June 3, 2003


                               CRDENTIA CORP.
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         (Exact name of registrant as specified by its charter)


   Delaware                        0-31152                 76-0585701
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(State or Other Jurisdiction  (Commission File Number)   (IRS Employer
 of Incorporation)                                     Identification Number)


        455 Market Street, Suite 1220, San Francisco, California 94105
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                   (Address of principal executive offices)


                              (415) 543-1535
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                        Registrant's Telephone Number


                                Lifen, Inc.
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           Former Name or Former Address If Changed Since Last Report

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Item 9.		Regulation FD Disclosure

        On June 3, 2003, Crdentia Corp. issued a press release announcing that, at its annual meeting on May 28, 2003, shareholders ratified a Board of Directors resolution to change the company's name to Crdentia Corp. and also ratified their recommendation to engage BDO Seidman, LLP as independent accountants for the year 2003. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2003                 CRDENTIA CORP.

                                    BY: /s/ Lawrence M. Davis
                                        Lawrence M. Davis
                                        Chief Financial Officer
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Exhibit 99.1


               Lifen, Inc. (OTCBB: LFEN) Announces Change
             of Company Name to Crdentia Corp. (OTCBB: CRNC)

SAN FRANCISCO-(BUSINESS WIRE)-June 3, 2003-Lifen, Inc. announced today that, at the Company's Annual Meeting on May 28, 2003, shareholders ratified the Board of Directors resolution to change the Company's name to Crdentia Corp. ("Crdentia"). The new OTCBB trading symbol is "CRNC ".

Mr. James D. Durham, Crdentia's Chairman and CEO, stated that "the change of the Company's name is consistent with its increasing focus on the temporary medical staffing industry, which services the Company had originally planned to operate under a division with the trade name Crdentia."

Shareholders also ratified the recommendation by the Board of Directors to engage BDO Seidman, LLP as the Company's independent auditors for the year 2003.

This press release contains forward-looking statements that involve a number of known and unknown risks and uncertainties. Statements regarding business strategy, projections and objectives are forward-looking statements based on the Company's experience and plans, using information currently available. Accordingly, there can be no assurances that the Company's business strategy, projections and objectives will be met. Other factors could cause actual results to differ materially from those reflected in forward-looking statements made from time to time in news releases, reports, proxy statements, registration statements and other written communications, as well as oral statements made from time to time by representatives of the Company.

Contact:

     Crdentia Corp.
     James D. Durham, 415/543-1535
     www.crdentia.com

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